Exhibit 23.1

Independent Accountants' Consent

The Board of Directors
Wolseley plc:

We consent to the incorporation by reference in the registration statement on Form S-8, filed for the Wolseley Share Option Plan 2003, of our report dated September 22, 2003, with respect to the consolidated financial statements of Wolseley plc as of July 31, 2003, which report appears in the annual report on Form 20-F filed with the Securities and Exchange Commission on November 21, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, United Kingdom
November 24, 2003